                                                                    EXHIBIT 99.1


(SYNAGRO LOGO)


                                               CONTACT:  Robert C. Boucher, Jr.
                                                         President and CEO
                                                         (713) 369-1700

FOR IMMEDIATE RELEASE:  MARCH 4, 2004

                  SYNAGRO REPORTS REVENUE AND RESULTS FOR 2003

                      KEY 2003 RESULTS AND OUTLOOK FOR 2004

         o Revenue increased 9.5 percent to $298.6 million from $272.6 million in 2002

         o Net income before cumulative effect of change in accounting for asset retirement obligation and preferred stock dividends for 2003 totaled $7.8 million

         o Adjusted earnings before interest, taxes, depreciation and amortization totaled $57.9 million for 2003

         o        Payments on debt totaled $20.8 million in 2003

HOUSTON, TEXAS, MARCH 4, 2004 --- SYNAGRO TECHNOLOGIES, INC. (NASDAQ SMALL CAP:
SYGR), a national company focused on water and wastewater residuals management services in the United States, today announced its results of operations for the three and twelve months ended December 31, 2003.

Commenting on the results, Synagro's Chief Executive Officer, Robert C. Boucher, Jr., stated, "The year 2003 was a challenge for Synagro. Our revenues increased
9.5 percent to $298.6 million for the year while our income from operations declined due to unseasonable weather conditions experienced during the year, delays on certain projects that had been expected to contribute to our operating results, higher operating costs, and certain charges. Despite these issues, we continued our focus on operating cash flow. Our efforts produced $24.1 million of operating cash flow that helped us to pay down $20.8 million on our debt during the year. We are not pleased with our results and have made changes to our overhead structure that we believe can save approximately $2.5 million in overhead costs in 2004, and changes have been made in our operating structure and procedures that we believe will lower our risk for cost overruns on project work and reduce our exposure to the potential impact of unusual inclement weather in 2004. Our review of our operating and administrative costs is part of an ongoing effort to keep them in line with our revenue."

"Revenue for the fourth quarter increased 11.8 percent to $80.0 million primarily from $7.3 million in additional new contract business related to our land application, pelletization and dewatering services, and a $4.4 million increase from event work that was partially offset by a $3.5 million decrease in design/build revenues. The ongoing delay in the approval process related to our design/build construction project in Honolulu contributed to the decrease in design/build revenues. We are cautiously optimistic that this project will begin in 2004. Operating income as reported totaled $4.0 million in the quarter and was negatively impacted by increased disposal costs that could not be passed on to the customers, higher repairs and utilities costs at our facilities, along with lower margins on one-time event work and increased insurance costs related to the development of claims under our self-insured risk management program. We recorded reorganization costs of $1.2 million related to the reductions of overhead personnel and certain other costs that we expect will reduce overhead by approximately $2.5 million in 2004. During the quarter, we also increased our reserve for bad debts by $1.0 million and wrote off $0.4 million of due diligence costs on potential acquisition opportunities that were not consummated."

 "Earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2003 adjusted to exclude certain of the aforementioned items totaled $57.9 million compared to adjusted EBITDA of $63.2 million in 2002," stated Mr. Boucher. See Note C to the attached financial statements for the reasons why management believes that EBITDA and adjusted EBITDA are useful, and for a reconciliation of net income, EBITDA and adjusted EBITDA.

"Our outlook for 2004 is based on improvement across our business through continued contract revenue growth along with controlling costs. We anticipate our revenues will grow approximately 3 to 5 percent in 2004 while our EBITDA will increase approximately 8 to 12 percent in 2004. These targets do not include any revenue or margin contributions from the Honolulu design/build project that has been delayed. We will continue our efforts on generating operating cash flow and reducing our debt. We will also strategically pursue acquisition opportunities that meet our business objectives and exceed our hurdle rates."

              DECEMBER 31, 2003 - FOURTH QUARTER FINANCIAL RESULTS

Revenue for the quarter increased 11.8 percent to $80.0 million from $71.6 million for the comparable quarter last year, primarily related to internal growth in our recurring business and increased one-time event work. Operating income for the quarter decreased to $4.0 million from $11.8 million in the comparable quarter last year. Operating income decreased primarily due to increased disposal costs that could not be passed on to customers, higher repairs and utilities costs in our facilities, along with lower margins on one-time event projects combined with increased insurance costs from unfavorable development of prior year claims on our self-insured risk management program totaling $0.5 million. The fourth quarter was also negatively impacted by reorganization costs totaling $1.2 million, $1.0 million of bad debt expense (included in general and administrative expense) related primarily to prior year receivables that have been written off, the write off of $0.7 million of capitalized site development costs associated with the settlement of the litigation with the Riverside County (included in depreciation in cost of operations), and the write off of $0.4 million of due diligence costs on potential acquisition opportunities that were not consummated (included in amortization).

Pre-tax income for the quarter decreased to a loss of $1.7 million from income of $5.7 million in the comparable quarter last year primarily due to the decrease in operating income described above, partially offset by a $0.4 million decrease in interest expense. Interest expense decreased due to the positive impact of debt repayment during the year and interest rate swaps entered into during the third quarter of 2003.

Net loss before preferred stock dividends for the quarter was $1.3 million compared to net income before preferred stock dividends of $3.6 million in the comparable quarter last year primarily due to the decrease in pre-tax income described above.

Earnings before interest, taxes, depreciation and amortization expense for the quarter decreased to $9.8 million from $16.1 million in the comparable quarter last year. EBITDA as a percent of revenue decreased to 12.2 percent for the quarter compared to 22.5 percent in the comparable quarter of 2002 due to factors discussed above. EBITDA adjusted to exclude certain of the aforementioned items totaled $12.6 million compared to adjusted EBITDA of $16.4 million in 2002. See Note C to the attached financial statements for the reasons why management believes that EBITDA and adjusted EBITDA are useful, and for a reconciliation of net income, EBITDA and adjusted EBITDA.

Net loss applicable to common stock for the three months ended December 31, 2003, totaled $3.5 million compared to net income applicable to common stock of $1.6 million in the comparable quarter last year. Diluted loss per share for the three months ended December 31, 2003, totaled $0.17 per share compared to diluted earnings per share of $0.07 per share reported in the same quarter last year.

                  DECEMBER 31, 2003 - ANNUAL FINANCIAL RESULTS

Revenue for the year ended December 31, 2003, increased 9.5 percent to $298.6 million from $272.6 million in the prior year, with approximately $6.2 million of the increase related to the Earthwise Organics and Aspen Resources acquisitions and the balance from internal growth, primarily growth in contract revenues. Operating income for the year ended December 31, 2003, decreased to $36.4 million from $46.8 million in the comparable period of the prior year. The decrease in operating income is due to higher-than-expected handling, storage and disposal costs due to inclement weather incurred during the year that could not be passed to the customer, higher repairs and utilities costs at our facilities, an increase in depreciation expense, cost overruns on certain one-time event projects, combined with increased insurance costs from unfavorable development of prior year claims on our self-insured risk management program totaling $0.6 million, and approximately $1.0 million of facility startup costs. These cost increases were partially offset by margin from the overall increase in revenue and approximately $2.0 million of income from a positive settlement of a warranty obligation in the second quarter of 2003. Operating income was also negatively impacted by reorganization costs totaling $1.2 million, $1.0 million of bad debt expense (included in general and administrative expense) related primarily to prior year receivables that have been written off, the write off of $0.7 million of capitalized site development costs associated with the settlement of the litigation with the Riverside County (included in depreciation in cost of operations), and the write off of $0.4 million of due diligence costs on potential acquisition opportunities that were not consummated (included in amortization).

Net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends for the year ended December 31, 2003, decreased to $7.8 million from $11.1 million in the prior year. EBITDA for the year decreased to $55.0 million from $56.7 million last year. EBITDA as a percent of revenue decreased to 18.4 percent compared to 20.8 percent in 2002 due to factors discussed above. EBITDA for 2003, adjusted to exclude certain of the aforementioned items totaled $57.9 million compared to adjusted EBITDA in 2002 of $63.2 million. See Note C to the attached financial statements for the reasons why management believes that EBITDA and adjusted EBITDA are useful, and for a reconciliation of net income, EBITDA and adjusted EBITDA.

Net earnings per common share for the year ended December 31, 2003, totaled a loss of $0.05 per share compared to earnings per common share of $0.17 per share for 2002.

Effective January 1, 2003, the Company adopted the accounting requirements of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which establishes accounting standards for the recognition and measurement of asset retirement obligations and related asset retirement costs. The Company's asset retirement obligations primarily consist of equipment dismantling and foundation removal at certain of its facilities and temporary storage facilities. The noncash transition adjustment, net of tax, totaling approximately $476,000, related to the adoption of this statement was recorded in the first quarter of 2003 and is reflected as a "cumulative effect of change in accounting for asset retirement obligations" in the Company's consolidated statement of operations for the year ended December 31, 2003.

Earnings per common share for the year ended December 31, 2003, adjusted to exclude the cumulative effect of change in accounting for asset retirement obligations, totaled a loss of $0.03 per share compared to diluted earnings of $0.17 per share for the year ended December 31, 2002.

Consistent with historical operating trends, the Company expects to report lower profits during the first and fourth calendar quarters than the second and third calendar quarters as seasonal weather conditions prevent the Company from handling and processing customer materials in several geographic markets during the winter season because material cannot be land applied in wet or frozen field conditions. Unseasonable or unusual weather conditions during a quarter may materially impact the Company's results of operations and cash flow during the affected period due to increased transportation and disposal costs.

A reconciliation of all non-Generally Accepted Accounting Principles financial information disclosed herein is included in the notes to the attached financial statements.

Synagro is the largest national company focused on water and wastewater residuals management services in the United States, serving over 1,000 municipal and industrial water and wastewater generators in 37 states and the District of Columbia. The Company offers a range of water and wastewater residuals management services, focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the water and wastewater treatment process, including collection and transportation, land application, thermal drying and pelletization, incineration, composting, alkaline stabilization, dewatering, cleanout services, wastewater treatment plant operations and maintenance, product marketing, and related record keeping and regulatory reporting services.

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to (1) unseasonable weather, (2) changes in government regulations, (3) the ability to find, timely close, and integrate acquisitions, and (4) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.

                           Synagro Technologies, Inc.
                      Consolidated Statement of Operations
                     For the Three Months Ended December 31
                  (dollars in thousands, except per share data)
                                   (unaudited)



                                                                 2003                             2002
                                                     ----------------------------     ----------------------------
Revenue                                              $     80,049           100.0%    $     71,601           100.0%
Cost of operations                                         66,589            83.2%          53,337            74.5%
                                                     ------------    ------------     ------------    ------------
    Gross profit                                           13,460            16.8%          18,264            25.5%

General and administrative expenses                         7,808             9.8%           6,054             8.5%
Reorganization costs                                        1,169             1.5%             334             0.4%
Amortization of intangibles                                   438             0.5%              27              --%
                                                     ------------    ------------     ------------    ------------
    Income from operations                                  4,045             5.1%          11,849            16.6%

Interest expense, net                                       5,734             7.2%           6,177             8.6%
Other, net                                                     (1)             --%             (77)             --%
                                                     ------------    ------------     ------------    ------------
    Other expense, net                                      5,733             7.2%           6,100             8.6%
                                                     ------------    ------------     ------------    ------------
Income (loss) before provision for income taxes            (1,688)           (2.1)%          5,749             8.0%
Provision (benefit) for income taxes                         (349)           (0.4)%          2,187             3.0%
                                                     ------------    ------------     ------------    ------------
Net income (loss) before preferred stock dividends         (1,339)           (1.7)%          3,562             5.0%
Preferred stock dividends (Note A)                          2,121             2.6%           1,978             2.8%
                                                     ------------    ------------     ------------    ------------
    Net income (loss) applicable to common stock     $     (3,460)           (4.3)%   $      1,584             2.2%
                                                     ============    ============     ============    ============

Earnings (loss) per share (Note B):
    Basic                                            $      (0.17)                    $       0.08
                                                     ============                     ============
    Diluted                                          $      (0.17)                    $       0.07
                                                     ============                     ============


Depreciation and amortization                        $      5,733             7.2%    $      4,177             5.8%
Earnings before interest, taxes, depreciation
    and amortization ("EBITDA") (Note C)             $      9,779            12.2%    $     16,103            22.5%

Adjusted EBITDA (Note C)                             $     12,586            15.7%    $     16,437            23.0%


NOTE A: The Company's preferred stock accrues an eight percent dividend per annum, which currently accumulates (noncash). Dividends totaled $2,121,000 and $1,978,000 during the three months ended December 31, 2003, and 2002, respectively, of which $1,858,000 and $1,715,000, respectively, represent the eight percent dividend (noncash) and the remainder represents amortization of issuance costs and accretion of discount.

NOTE B: The following summarizes reported basic and diluted earnings per share for the three months ended December 31, 2003, and 2002 (dollars in thousands, except share data):


                                                                     2003                2002
                                                                 -------------      -------------
Basic earnings (loss) per share:
  Net income (loss) before preferred stock dividends             $      (1,339)     $       3,562
  Preferred stock dividends                                              2,121              1,978
                                                                 -------------      -------------
  Net earnings (loss) applicable to common stock                 $      (3,460)     $       1,584
                                                                 =============      =============

  Earnings (loss) per share-
                                                                                    -------------
  Net earnings (loss) per share -- basic                         $       (0.17)     $        0.08
                                                                 =============      =============

  Weighted average shares outstanding                               19,775,821         19,775,821
                                                                 =============      =============

Diluted earnings (loss) per share:
  Net income (loss) before preferred stock dividends             $      (1,339)     $       3,562
  Less:Antidilutive effect of dividends and common
          stock equivalents                                              2,121              1,978
                                                                 -------------      -------------
                                                                 $      (3,460)     $       1,584
                                                                 =============      =============

  Earnings per share-
  Diluted income (loss) per share, as calculated                 $       (0.02)     $        0.07
  Less:Antidilutive effect of dividends and common
          stock equivalents                                              (0.15)                --
                                                                 -------------      -------------
  Diluted income (loss) per share, as reported                   $       (0.17)     $        0.07
                                                                 =============      =============

  Diluted shares outstanding                                        56,303,646         53,498,824
  Less:Antidilutive effect of common stock equivalents              36,527,825         33,723,003
                                                                 -------------      -------------
                                                                    19,775,821         19,775,821
                                                                 =============      =============


Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("Diluted shares outstanding").

NOTE C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends." EBITDA is presented because it is used by us as a measure of performance and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water, wastewater and environmental services industry and because it is a measure used by our debt holders to determine compliance with financial ratios included in our debt agreements. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with generally accepted accounting principles. The following table reconciles net income before preferred stock dividends to EBITDA and Adjusted EBITDA for the three months ended December 31, 2003, and 2002 (dollars in thousands):

                                                       2003               2002
                                                  -------------      -------------
Net income (loss) before preferred
   stock dividends                                $      (1,339)     $       3,562
   Interest expense                                       5,734              6,177
   Provision for income taxes                              (349)             2,187
   Depreciation and amortization                          5,733              4,177
                                                  -------------      -------------
EBITDA                                                    9,779             16,103
   Reorganization costs                                   1,169                334
   Bad debt expense                                         952                 --
   Development of prior year insurance claims               469                 --
   Other                                                    217                 --
                                                  -------------      -------------
Adjusted EBITDA                                   $      12,586      $      16,437
                                                  =============      =============

                           Synagro Technologies, Inc.
                      Consolidated Statement of Operations
                         For the Year Ended December 31
                  (dollars in thousands, except per share data)
                                   (unaudited)


                                                                   2003                                  2002
                                                     --------------------------------       -------------------------------
Revenue                                              $     298,552              100.0%      $     272,628             100.0%
Cost of operations                                         234,451               78.5%            201,880              74.0%
                                                     -------------      -------------       -------------     -------------
    Gross profit                                            64,101               21.5%             70,748              26.0%

General and administrative expenses                         26,070                8.7%             22,935               8.4%
Reorganization costs                                         1,169                0.4%                905               0.4%
Amortization of intangibles                                    450                0.2%                108                --%
                                                     -------------      -------------       -------------     -------------
    Income from operations                                  36,412               12.2%             46,800              17.2%

Interest expense, net                                       23,356                7.9%             23,487               8.6%
Other, net (Note E)                                             77                 --%              5,465               2.0%
                                                     -------------      -------------       -------------     -------------
    Other expense, net                                      23,433                7.9%             28,952              10.6%
                                                     -------------      -------------       -------------     -------------
Income before provision for
    income taxes                                            12,979                4.3%             17,848               6.6%
Provision for income taxes                                   5,225                1.8%              6,784               2.5%
                                                     -------------      -------------       -------------     -------------
Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                7,754                2.6%             11,064               4.1%
Cumulative effect of change in accounting for
    asset retirement obligations, net of tax
    benefit of $292 (Note D)                                   476                0.2%                 --                --%
                                                     -------------      -------------       -------------     -------------
Net income before preferred stock dividends                  7,278                2.4%             11,064               4.1%
Preferred stock dividends (Note A)                           8,209                2.7%              7,659               2.9%
                                                     -------------      -------------       -------------     -------------
    Net income (loss) applicable to common stock     $        (931)              (0.3)%     $       3,405               1.2%
                                                     =============      =============       =============     =============

Earnings (loss) per share (Note B):
    Basic                                            $       (0.05)                         $        0.17
                                                     =============                          =============
    Diluted                                          $       (0.05)                         $        0.17
                                                     =============                          =============

Earnings (loss) per share adjusted to exclude the cumulative effect of change in accounting for asset retirement obligations (Note B):

    Basic                                            $       (0.03)                         $        0.17
                                                     =============                          =============
    Diluted                                          $       (0.03)                         $        0.17
                                                     =============                          =============

Diluted earnings per share adjusted to
exclude the noncash write off of
deferred debt costs and the noncash gain
from the offset interest rate swap in 2002
(Notes B and E)                                                                             $        0.38
                                                                                            =============

Depreciation and amortization                        $      18,626                6.2%      $      15,395               5.6%

Earnings before interest, taxes, depreciation
    and amortization ("EBITDA") (Note C)             $      54,961               18.4%      $      56,741              20.8%
Adjusted EBITDA (Note C)                             $      57,923               19.4%      $      63,152              23.2%

NOTE A: The Company's preferred stock accrues an eight percent dividend per annum, which currently accumulates (noncash). Dividends totaled $8,209,000 and $7,659,000 during the year ended December 31, 2003, and 2002, respectively, of which $7,155,000 and $6,605,000, respectively, represent the eight percent dividend (noncash) and the remainder represents amortization of issuance costs and accretion.

NOTE B: The following summarizes reported basic and diluted earnings per share for the year ended December 31, 2003, and 2002 (dollars in thousands, except share data):

                                                                          2003              2002
                                                                      ------------      ------------
Basic earnings per share:
  Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                         $      7,754      $     11,064
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                                   476                --
                                                                      ------------      ------------
  Net income before preferred stock dividends                                7,278            11,064
  Preferred stock dividends                                                  8,209             7,659
                                                                      ------------      ------------
  Net income (loss) applicable to common stock                        $       (931)     $      3,405
                                                                      ============      ============

  Earnings per share-
  Earnings (loss) per share before cumulative effect of
    change in accounting for asset retirement
    obligations                                                       $      (0.03)     $       0.17
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                                 (0.02)               --
                                                                      ------------      ------------
  Net earnings (loss) per share -- basic                              $      (0.05)     $       0.17
                                                                      ============      ============

  Weighted average shares outstanding                                   19,775,821        19,627,132
                                                                      ============      ============

Diluted earnings per share:
  Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                         $      7,754      $     11,064
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                                   476                --
                                                                      ------------      ------------
  Net income before preferred stock dividends                         $      7,278      $     11,064
  Less antidilutive effect of preferred stock dividends                      8,209             7,659
                                                                      ------------      ------------
  Net (loss) income applicable to common stock                        $       (931)     $      3,405
                                                                      ============      ============

  Earnings per share-
  Diluted earnings per share, as calculated                           $       0.14      $       0.21
  Less antidilutive effect of dividends and common
    stock equivalents                                                        (0.19)            (0.04)
                                                                      ------------      ------------
  Diluted earnings (loss) per share, as reported                      $      (0.05)     $       0.17
                                                                      ============      ============


  Earnings per share before cumulative effect of
    change in accounting for asset retirement
    obligations                                                       $      (0.03)     $       0.17
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                                 (0.02)               --
                                                                      ------------      ------------
  Net earnings per share - diluted                                    $      (0.05)     $       0.17
                                                                      ============      ============


  Diluted shares outstanding                                            55,269,968        52,526,462
  Less antidilutive effect of common stock equivalents                  35,494,147        32,899,330
                                                                      ------------      ------------

                                                                        19,775,821        19,627,132
                                                                      ============      ============


Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("diluted shares outstanding").

Reported diluted EPS for the year ended December 31, 2003, and 2002, have been adjusted to include preferred stock dividends and to exclude shares assuming conversion of the Company's preferred stock and certain other common stock equivalents for options and warrants outstanding determined using the treasury stock method because diluted EPS was less dilutive than basic EPS ("antidilutive").

Diluted EPS for the year ended December 31, 2002, adjusted to exclude the impact of the $7.2 million deferred debt cost write off and the $1.7 million gain on interest rate offset swap is summarized as follows:

                                                      2002
                                                --------------
Diluted earnings per share, as reported         $         0.17
Add back antidilutive effect of dividends
  and common stock equivalents                            0.04
                                                --------------
Diluted earnings per share, as calculated                 0.21

Per share impact of
  Deferred debt cost write off                            0.14
  Interest rate swap gain                                (0.03)
  Tax effect                                             (0.04)
                                                --------------
Adjusted diluted earnings per share             $         0.28
                                                ==============

Net income before cumulative effect of
  change in accounting for asset retirement
  obligations and preferred stock dividends     $       11,064
  Deferred debt cost write off                           7,241
  Interest rate swap                                    (1,735)
  Tax effect at 38 percent                              (2,092)
                                                --------------
                                                $       14,478
                                                ==============
Diluted shares outstanding                          52,526,462

Adjusted diluted earnings per share             $         0.28
                                                ==============


NOTE C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends." EBITDA is presented because it is used by us as a measure of performance and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water, wastewater and environmental services industry and because it is a measure used by our debt holders to determine compliance with financial ratios included in our debt agreements. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with generally accepted accounting principles. The following table reconciles net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends to EBITDA and to adjusted EBITDA for the year ended December 31, 2003, and 2002 (dollars in thousands):

                                                          2003               2002
                                                       ------------     ------------
Net income before cumulative effect of
   change in accounting for asset retirement
   obligations and preferred stock dividends           $      7,754     $     11,064
   Interest expense                                          23,356           23,498
   Provision for income taxes                                 5,225            6,784
   Depreciation and amortization                             18,626           15,395
                                                       ------------     ------------
EBITDA                                                 $     54,961     $     56,741
   Deferred debt cost write off                                  --            7,241
   Reorganization costs                                       1,169              905
   Bad debt expense                                             952               --
   Development of prior year insurance claims                   624               --
   Interest rate swap                                            --           (1,735)
   Other                                                        217               --
                                                       ------------     ------------
Adjusted EBITDA                                        $     57,923     $     63,152
                                                       ============     ============


NOTE D: Effective January 1, 2003, the Company adopted the accounting requirements of Financial Accounting Standards ("SFAS") Board Opinion No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 covers all legally enforceable obligations associated with the retirement of tangible, long-lived assets and provides the accounting and reporting requirements for such obligations. The Company's asset retirement obligations consist of equipment dismantling and foundation removal at certain of its facilities and temporary storage facilities. The adjustment related to the adoption of this statement has been reflected as a "cumulative effect of change in accounting for asset retirement obligations" of $0.5 million in the Company's statement of operations for the year ended December 31, 2003.

NOTE E: In the second quarter of 2002, the Company refinanced its debt, resulting in a noncash write off of deferred debt costs totaling $7.2 million and entered in an offset interest rate swap related to an interest rate swap on the debt that had been retired, resulting in a noncash gain of $1.7 million. The write off of deferred debt costs had previously been recorded as an extraordinary charge, net of tax. In April 2002, the Financial Accounting Standards Board released SFAS No. 145, which redefined when an item is considered an extraordinary item and required reclassification of prior year charges to operating income if they no longer qualify. Accordingly, the $7.2 million of deferred debt costs has been reclassified from an extraordinary charge to other expense in the Company's financial statements.



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